EXHIBIT 99.3

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in the places marked ‘[***]’ and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

CONTRACT FOR THE SALE OF GOODS

This CONTRACT FOR THE SALE OF GOODS (the “Agreement”) is dated as of the date of the last signature below (the “Effective Date”), by and between Entia Biosciences, Inc. of 13565 SW Tualatin-Sherwood Rd. Suite 800, Sherwood, Oregon 97140 (“Seller”) and GROH BEAUTY CORP of 508 SW 12th Avenue, Deerfield Beach, Florida 33442 (“Buyer”).  Seller and/or Buyer are sometimes individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties have or will enter into that License Agreement, on or around the same date as the Effective Date;

WHEREAS, the License agreement obligates the Parties to negotiate in good faith for a contract for sales of the Compound having certain material terms; and

WHEREAS, the Parties intend to memorialize certain material terms and other terms in a more formal agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Certain Definitions Incorporated:

The Parties hereby incorporate by reference the definitions of “Compound”, “Term” and “Territory” as such terms are defined in the License Agreement.  Seller shall not change the composition of the Compound without prior agreement in writing between the parties.  Except changes made or directed by regulatory agency, law or resulting from issues arising related to safety.

2.  Sale of Goods:

(a) During the Term and within the Territory, Subject to the Price Adjustment set forth below, the Seller shall sell to the Buyer and the Buyer shall purchase from the Seller the goods set forth on Exhibit A (the “Goods”) in the quantities and at the prices stated in Exhibit A.  Seller’s obligations to sell the Goods to Buyer are on a non-exclusive basis.

(b) Unless otherwise stated in Exhibit A, the Buyer shall pay all taxes and third-party expenses imposed on, in connection with, or measured by the transaction contemplated by this agreement in addition to the prices set forth on Exhibit A.

(c) The prices set forth in Exhibit A are subject to Seller’s annual review and price adjustment to cover increases in price of raw materials, provided that the adjusted price increase will not exceed the actual labor and raw material price increases (the “Price Adjustment”).  Price changes are effective no earlier than thirty (30) calendar days after Seller’s communication of such changes to Buyer.  Price changes do not affect Buyer’s orders on or before this date to the extent that buyer’s order do not reflect an effort to “pipeline fill” for the purpose of avoiding the price increase.  “Pipeline fill” will be reflected in orders that significantly increase order quantities compared to order activity from the last 90 days and / or a significant deviation from quantites forecasted by the buyer according to the provisions in Section 5 (d) of the License Agreement.

(d) Buyer may send purchase orders to Seller electronically at an email address to be provided to Buyer upon Buyer’s reasonable request.

3.  Invoices; Payment:

(a) Unless otherwise stated in Exhibit A, payment for the Goods is due within [***] of the date of the Seller’s receipt of Buyer’s order.  All payments hereunder shall be made via wire, corporate check or ACH.  All monetary transactions will be in U. S. Dollars ($).

(b) The Buyer shall pay a delinquency charge of the greater of [***]% per month and (2) the highest rate allowed under applicable law on all overdue amounts until the amounts are paid.

4.  Delivery; Title; Risk of Loss; Shipping Costs:

(a) Seller shall produce and deliver, on an “FOB – Seller’s production facility” basis, to Buyer ordered quantities of the Goods to Buyer’s designated location within the continental U.S. within 30 days of receipt of Buyer’s order, and title to and risk of loss of the Goods will pass to the Buyer upon such delivery by the Seller.

(b) Buyer shall be responsible for all shipping costs.

(c) All Goods will be packaged in accordance with Buyer’s reasonable instructions received by Seller prior to delivery and Seller shall pay all reasonable costs of packaging.

(d) Seller hereby acknowledges and agrees that all Goods must fully conform to this Agreement and failure of Seller to adhere to any portion of this Agreement including, without limitation, quantity, quality, and time of performance, shall constitute a material breach of this Agreement.  Without limiting the generality of the foregoing, time of delivery is of the essence.

5. Right of Inspection; Returns:

(a) Buyer has the right to inspect the Goods upon receipt and has 14 days in which to notify seller of any claim for damages based on the condition, grade, quantity or quality of the Goods. Such notice must specify in detail the particulars of the claim. Failure to provide such notice within the requisite time period constitutes irrevocable acceptance of the Goods.

(b) Buyer may return Goods that are nonconforming for a cash refund.

6. Forecast of Estimated Purchase Requirements:

Buyer shall provide to Seller, on a quarterly basis, a rolling 12 months’ forecast of estimated purchase requirements for the Goods.

7.  Warranties and Representations; Indemnity:

(a)	Seller warrants that:

(i) the Goods are free from any and all security interests, liens, and encumbrances; and

(ii) the Goods do not infringe, to the best of Seller’s knowledge, upon the U.S. registered patent rights, or other intellectual property rights, of a third party.

(b) If a claim or allegation is brought against the Buyer that the Goods created by Seller infringes on any third party’s intellectual property rights, the Seller agrees to and shall defend, indemnify and hold Buyer harmless from and against such claim or allegation, including reimbursing Buyer for all legal fees and expenses incurred in the investigation and defense of such claim or allegation and any royalties, payments, damages, penalties and interest that may be awarded therein or agreed to by Seller.  As a condition of the foregoing, Buyer may agree to allow Seller, at Buyer’s option to either procure the necessary rights to allow Buyer to continue use of the Goods created by Seller or to replace or modify the Goods until it is deemed to be non-infringing.  Seller shall have no obligation or liability whatsoever for any claim of infringement solely based upon work or materials provided by Buyer or any third party (other than third party materials that are part of Seller’s Goods), or for any claim of infringement based solely on Buyer’s modification of the Goods provided by Seller.

8.  Governing Law and Designation of Forum:

The Parties agree that this Agreement will be understood to be in force under the laws of the State of New York.  In the event of a dispute arising under this Agreement, the Parties agree to meet in good faith to resolve the dispute. If such efforts are unsuccessful, the parties shall submit the dispute to non-binding mediation before a neutral mediator in New York prior to any lawsuit. The Parties consent to jurisdiction in the state and federal district of Southern District of New York in the event of a lawsuit.

9.  Force Majeure:

Notwithstanding any other terms and conditions of this Agreement, in the event that either Party is materially unable to perform any of its obligations hereunder because of natural disasters, Acts of God, riots, wars, acts of terrorism, governmental action or any other event, whether or not similar to the causes specified herein that are beyond such Party’s control, then such Party shall, upon written notice to the other Party, be relieved from its performance of such obligations solely to the extent and for the duration that such performance is prevented by such events, provided that such Party shall at all times use its best efforts to resume such performance.

10.  Assignment; Delegation:

Neither Party may assign any of its rights under this agreement or delegate any performance under this agreement, except with the prior written consent of the other Party. Any purported assignment of rights or delegation of performance in violation of this section is void.

11.  Recovery of Expenses:

In any adversarial proceedings between the parties arising out of this agreement or the transactions it contemplates, the prevailing party will be entitled to recover from the other party, in addition to any other relief awarded, all expenses that the prevailing party incurs, including legal fees and expenses.

12.  Entire Agreement:

This Agreement and the License Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all other agreements, whether written or oral, between the parties.  In the event of any conflict, ambiguity or inconsistency between or among this Agreement and the License Agreement, the terms and conditions of this Agreement shall control.

13.  Amendments:

No amendment to this agreement will be effective unless it is in writing and signed by both parties.

14.  Counterparts; Electronic Signatures:

This agreement may be signed in one or more counterparts, which together will form a single agreement. This agreement may be signed electronically.

IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of Buyer and Seller.

_____________________________________ Entia Biosciences, Inc. By: _________________________________ Title: ________________________________ Date: ________________________________	_____________________________________ GROH BEAUTY CORP By: _________________________________ Title: ________________________________ Date: ________________________________

EXHIBIT A

Goods	Price
The Compound in the dry powder form of ErgoD2	$[***] per kilogram
The Compound in the form of ErgoD2 water	$[***] per gallon